UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2023

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Oyster Point Blvd., Fourth Floor, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Option, License and Collaboration Agreement

On October 15, 2023, Assembly Biosciences, Inc. (the “Company”) entered into an Option, License and Collaboration Agreement (“Collaboration Agreement”) with Gilead Sciences, Inc. (“Gilead”) pursuant to which Gilead will (1) exclusively license to the Company its helicase primase inhibitor program and non-nucleoside polymerase inhibitor (NNPI) program, while retaining opt-in rights to these programs and (2) have an option to take an exclusive license, on a program-by-program basis, to all of the Company’s other current and future pipeline programs. During the 12-year collaboration term (subject to payment of the extension fees described below) (the “Term”) and for a specified period thereafter, Gilead may exercise its opt-in rights, on a program-by-program basis, at one of two timepoints – completion of a certain Phase 1 study or completion of a certain Phase 2 study for the first product within the program – and upon payment of an opt-in fee ranging from $45 million to $125 million per program depending on the type of program and when the option is exercised. Pursuant to the Collaboration Agreement, Gilead will make an $85 million upfront cash payment to the Company, and made an upfront $15 million equity investment in the Company discussed below under “Common Stock Purchase Agreement and Investor Rights Agreement.”

If Gilead exercises its opt-in right to any current or future program under the collaboration, the Company is eligible to receive up to $330 million in potential regulatory and commercial milestones on that program, in addition to royalties ranging from the high single-digits to high teens, depending on the clinical stage of the program at the time of the opt-in. Following Gilead’s exercise of its option for each Company program, the Company may opt in to cover 40% of the research and development costs in the United States and share 40% of the profits and operating loss in the United States for products within the program in lieu of receiving milestones and royalties for that program in the United States, unless the Company later opts out of the cost/profit share for the program. Prior to Gilead’s potential exercise of its opt-in, the Company will be primarily responsible for all discovery, research and development on both the Company’s programs and the two Gilead-contributed programs. Following Gilead’s opt-in, Gilead will control the further discovery, research, development, and commercialization on any optioned programs. During the Term, Gilead will continue to support the collaboration through extension fees of $75 million in each of the third, fifth and seventh years of the collaboration.

The Collaboration Agreement is subject to termination by either party for the other party’s uncured, material breach or insolvency. Subject to certain limitations, each of Gilead and the Company has certain termination for convenience rights, upon sufficient prior written notice, with respect to programs that it in-licenses from the other (subject to Gilead’s option rights), and with respect to Gilead, for programs it has option rights to subject to certain time limitations with respect to existing Company programs). Gilead also has a right to terminate the collaborative activities under the Collaboration Agreement at certain specified points during the collaboration term. Other customary termination rights are further provided in the Collaboration Agreement.

Common Stock Purchase Agreement and Investor Rights Agreement

In addition to the Collaboration Agreement, the Company and Gilead entered into a Common Stock Purchase Agreement and an Investor Rights Agreement (collectively, the “Equity Agreements”), pursuant to which Gilead made an upfront equity investment of $15 million by purchasing from the Company 13,073,668 shares of the Company’s common stock (“Common Stock”) at a purchase price of $1.16 per share. If the Company completes an equity financing (or series of financings) by July 15, 2024 that results in at least $30 million of proceeds to the Company, then, subject to approval by the Company’s stockholders, the Company may require Gilead to purchase additional shares of Common Stock from the Company in an amount that results in Gilead owning 29.9% of the Company’s then-outstanding voting capital stock. If the Company does not complete the equity financing or does not require Gilead to purchase the additional shares, Gilead may elect to purchase additional shares of Common Stock from the Company in an amount that results in Gilead owning 29.9% of the Company’s then-outstanding voting capital stock, subject to stockholder approval. The purchase price per share for additional shares purchased by Gilead will be equal to the lesser of (1) a 35% premium to the 30-day volume weighted average price immediately prior to the date of purchase or (2) a 35% premium to the 30-day volume weighted average price immediately prior to delivery by Gilead of notice of the anticipated closing date. The Equity Agreements also include standstill and lockup provisions, with customary exceptions, and provide Gilead with certain other stock purchase rights and registration rights, as well as the right to designate two directors (or, alternatively, board observers at Gilead’s election) to the Company’s Board of Directors.

The foregoing is a brief description of the material terms of the Collaboration Agreement, the Common Stock Purchase Agreement and the Investor Rights Agreement, and does not purport to be complete and is qualified in its entirety by reference to each of these agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the caption “Common Stock Purchase Agreement and Investor Rights Agreement” is incorporated by reference herein. The shares are being sold to Gilead pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as they are being sold to one entity that is an accredited investor.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Option, License and Collaboration Agreement, dated October 15, 2023 by and between the Company and Gilead Sciences, Inc.

10.2*	Common Stock Purchase Agreement, dated October 15, 2023 by and between the Company and Gilead Sciences, Inc.

10.3*	Investor Rights Agreement, dated October 15, 2023 by and between the Company and Gilead Sciences, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assembly Biosciences, Inc.

Date: October 17, 2023	By:	/s/ John O. Gunderson
John O. Gunderson
VP, General Counsel and Corporate Secretary